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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1395733
(State of incorporation or organization)     (IRS Employer Identification No.)


                             THE AMES COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1470082
(State of incorporation or organization)     (IRS Employer Identification No.)


                       CHESAPEAKE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1528271
(State of incorporation or organization)     (IRS Employer Identification No.)


                          CHESAPEAKE ACQUISITIONS, LTD.
             (Exact name of registrant as specified in its charter)

         Alberta, Canada                                     N/A
(State of incorporation or organization)     (IRS Employer Identification No.)


                          CHESAPEAKE CANADA CORPORATION
             (Exact name of registrant as specified in its charter)

         Alberta, Canada                                     N/A
(State of incorporation or organization)     (IRS Employer Identification No.)


                     CHESAPEAKE ENERGY LOUISIANA CORPORATION
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1524569
(State of incorporation or organization)     (IRS Employer Identification No.)




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                             CHESAPEAKE GOTHIC CORP.
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1532892
(State of incorporation or organization)     (IRS Employer Identification No.)


                         CHESAPEAKE MID-CONTINENT CORP.
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1529077
(State of incorporation or organization)     (IRS Employer Identification No.)


                           CHESAPEAKE OPERATING, INC.
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1343196
(State of incorporation or organization)     (IRS Employer Identification No.)


                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1384282
(State of incorporation or organization)     (IRS Employer Identification No.)


                           CHESAPEAKE LOUISIANA, L.P.
             (Exact name of registrant as specified in its charter)

         Oklahoma                                       73-1519126
(State of incorporation or organization)     (IRS Employer Identification No.)


                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

         Delaware                                       95-4601927
(State of incorporation or organization)     (IRS Employer Identification No.)


         6100 North Western Avenue
         Oklahoma City, Oklahoma                           73118
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    To be so registered                          each class is to be registered
    -------------------                          ------------------------------

7-7/8% Senior Notes due 2004                     New York Stock Exchange
8-1/2% Senior Notes due 2012                     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:   None



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Item 1.  Description of Registrant's Securities to be Registered

         The securities to be registered consist of $150,000,000 principal amount of 7-7/8% Series B Senior Notes due 2004 and $150,000,000 principal amount of 8-1/2% Series B Senior Notes due 2012 (the "Senior Notes") of Chesapeake Energy Corporation (the "Registrant") and the full and unconditional guarantees thereof (the "Guarantees") by the following subsidiaries of the
Registrant: The Ames Company, Inc., Chesapeake Acquisition Corporation, Chesapeake Acquisitions, Ltd., Chesapeake Canada Corporation, Chesapeake Energy Louisiana Corporation, Chesapeake Gothic Corp., Chesapeake Mid-Continent Corp., Chesapeake Operating, Inc., Chesapeake Exploration Limited Partnership, Chesapeake Louisiana, L.P. and Chesapeake Panhandle Limited Partnership (the "Subsidiary Guarantors" and collectively with the Registrant, the "Co-Registrants"). The Co-Registrants hereby incorporate by reference herein the description of the terms, rights and preferences of the Senior Notes and the Guarantees set forth under the caption "Description of Senior Notes" in the Prospectus forming a part of the Co-Registrants' registration statement on Form S-4 (No. 333-24995). Such Prospectus was filed with the Commission by the Co-Registrants pursuant to Rule 424(b)(3) under the Securities Act of 1933 on April 11, 1997.

Item 2.  Exhibits

         The following exhibits are filed pursuant to Instruction II to Item 2:

         1. Indenture dated as of March 15, 1997 among Registrant, its subsidiaries named therein as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee. Incorporated herein by reference to Exhibit 4.1 to Registrant's registration statement on Form S-4 (No. 333-24995).

         2. First Supplemental Indenture dated December 17, 1997 and Second Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997. Second [Third] Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to
                  Exhibit 4.1.1 to Registrant's registration statement on Form S-3 (No. 333-57235). Fourth Supplemental Indenture dated July 1, 1998. Incorporated by reference to Exhibit 4.1.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

         3. Indenture dated as of March 15, 1997 among Registrant, its subsidiaries named therein as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee. Incorporated



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                  herein by reference to Exhibit 4.1.3 to Registrant's
                  registration statement on Form S-4 (No. 333-24995).

         4. First Supplemental Indenture dated December 17, 1997 and Second Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997. Second [Third] Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to
                  Exhibit 4.2.1 to Registrant's registration statement on Form S-3 (No. 333-57235). Fourth Supplemental Indenture dated July 1, 1998. Incorporated by reference to Exhibit 4.2.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

         5. Specimen of 7-7/8% Series B Senior Note. Included as Exhibit A to the Indenture filed herewith as Exhibit 1.

         6. Specimen of 8-1/2% Series B Senior Note. Included as Exhibit A to the Indenture filed herewith as Exhibit 3.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

                          CHESAPEAKE ENERGY CORPORATION


                          By:   /s/ AUBREY K. MCCLENDON
                              -----------------------------------------------
                                Aubrey K. McClendon, Chairman
                                and Chief Executive Officer

                          THE AMES COMPANY, INC.
                          CHESPEAKE ACQUISITION CORPORATION
                          CHESAPEAKE ACQUISITIONS, LTD.
                          CHESAPEAKE CANADA CORPORATION
                          CHESAPEAKE ENERGY LOUISIANA
                            CORPORATION
                          CHESAPEAKE GOTHIC CORP.
                          CHESAPEAKE MID-CONTINENT CORP.

                          For each of the above:

                          By:     /s/ MARCUS C. ROWLAND
                              -----------------------------------------------
                                  Marcus C. Rowland, Vice President

                          CHESAPEAKE OPERATING, INC.

                          By:     /s/ MARCUS C. ROWLAND
                              -----------------------------------------------
                                  Marcus C. Rowland,
                                  Executive Vice President

                          CHESAPEAKE EXPLORATION LIMITED
                            PARTNERSHIP
                          CHESAPEAKE LOUISIANA, L.P.
                          CHESAPEAKE PANHANDLE LIMITED
                            PARTNERSHIP

                          For each of the above:

                          By:  Chesapeake Operating, Inc.,
                                 General Partner

                          By:     /s/ MARCUS C. ROWLAND
                              -----------------------------------------------
                                  Marcus C. Rowland,
                                  Executive Vice President
Dated:  January 15, 1999



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